UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 McKinney Avenue, Suite 1500 Dallas, TX	75201
(Address of Principal Executive Offices)	(zip code)

Registrant’s telephone number, including area code: (469) 621-3001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 5, 2020, TPG Specialty Lending, Inc. (the “Company”) issued an additional $50,000,000 aggregate principal amount of its 3.875% notes due 2024 (the “Reopened Notes”). The Reopened Notes were issued as additional notes under the Second Supplemental Indenture, dated November 1, 2019 (the “Second Supplemental Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), to the Indenture, dated as of January 22, 2018, between the Company and the Trustee (the “Base Indenture”; and together with the Second Supplemental Indenture, the “Indenture”), pursuant to which the Company issued $300,000,000 aggregate principal amount of its 3.875% notes due 2024 on November 1, 2019 (the “Existing Notes,” and together with the Reopened Notes, the “Notes”). The Reopened Notes are a further issuance of, are fungible with, rank equally in right of payment with and have the same terms (other than the issue date and the public offering price) as the Existing Notes.

The Reopened Notes will mature on November 1, 2024 and may be redeemed in whole or in part at the Company’s option at any time at the redemption prices set forth in the Second Supplemental Indenture. The Reopened Notes bear interest at a rate of 3.875% per year payable semiannually on May 1 and November 1 of each year, commencing on May 1, 2020. The Reopened Notes are direct unsecured obligations of the Company.

The Reopened Notes were issued at a price to the public of 102.075% of their principal amount. The Company expects to use the net proceeds of this offering to pay down debt under its revolving credit facility. The Indenture contains certain covenants including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect, in either case, to any exemptive relief granted to the Company by the SEC, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, upon the occurrence of a change of control repurchase event (which involves the occurrence of both a change of control and a below investment grade rating of the Notes by Fitch Ratings, Inc., Moody’s Investor Service and S&P Global Ratings), the Company will be required to make an offer to purchase the Notes at a price equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase.

The Reopened Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-231271), the preliminary prospectus supplement filed with the Securities and Exchange Commission on January 29, 2020 and the pricing term sheet filed with the Securities and Exchange Commission on January 29, 2020. The transaction closed on February 5, 2020.

The foregoing descriptions of the Base Indenture, Second Supplemental Indenture and the Reopened Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, Second Supplemental Indenture and the form of Note, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

4.1	Indenture, dated as of January 22, 2018, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 22, 2018)

4.2	Second Supplemental Indenture, dated as of November 1, 2019, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 1, 2019)

4.3	Form of 3.875% Note Due 2024 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 1, 2019)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: February 5, 2020	By:	/s/ Ian Simmonds
Ian Simmonds
Chief Financial Officer